Exhibit 99.2

Explanatory Note

Set forth below in this Exhibit 99.2 are the historical unaudited condensed consolidated financial statements of Oppenheimer Acquisition Corporation as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018, and the related notes thereto. Unless the context otherwise requires, references to the terms "we," "our," or "us" used throughout this Exhibit 99.2 refer to Oppenheimer Acquisition Corporation ("OAC") and its subsidiaries (collectively, the "Company").

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	As of
	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$431,769	608,205
Accounts receivable:
Management and investment advisory service fees	25,006	23,414
Distribution and service plan fees	20,759	19,768
Other	28,621	29,569
Investments	54,085	475,349
Investments for deferred compensation arrangements	166,711	153,450
Deferred sales commissions	6,466	6,885
Property and equipment, less accumulated depreciation	107,931	111,899
Goodwill	610,468	610,468
Intangible assets	92,637	92,673
Secured demand notes receivable	100,000	100,000
Net deferred tax assets	5,510	21,736
Prepaid assets	22,739	19,401
Assets related to discontinued operations	567	284
Total assets before consolidated variable interest entities	1,673,269	2,273,101
Assets of consolidated variable interest entities:
Cash	3,956	33,635
Investments	46,491	306,278
Other assets	140	4,346
Total assets of consolidated variable interest entities	50,587	344,259
Total assets	$1,723,856	2,617,360

See accompanying notes to consolidated financial statements.

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	As of
	March 31, 2019	December 31, 2018
Liability and Shareholders' Equity
Liabilities:
Distribution and service plan fee payable	$64,046	65,232
Accounts payable and accrued expenses	93,741	98,567
Accrued compensation	81,083	244,100
Deferred compensation arrangements	143,758	139,409
Note payable	50,416	50,073
Notes payable under subordinated secured demand note collateral agreement	100,000	100,000
Income taxes payable	77,930	108,480
Other	72,874	76,588
Liabilities related to discontinued operations	1,396	1,576
Total liabilities before consolidated variable interest entities	685,244	884,025
Liabilities of consolidated variable interest entities:
Other liabilities	117	6,215
Total liabilities of consolidated variable interest entities	117	6,215
Total liabilities	685,361	890,240
Commitments and contingencies (See Note 14)
Temporary equity:
Redeemable noncontrolling interests in consolidated entities	100	114,509
Permanent equity:
Class A common stock – voting; $0.001 par value. Authorized, issued, and outstanding 21,600,000 shares in 2019 and 2018	22	22
Class B common stock – voting; $0.001 par value. Authorized 18,400,000 shares; issued 14,030,901 shares; and outstanding 13,013,900 shares in 2019 and 2018	14	14
Class C common stock – nonvoting; $0.001 par value. Authorized 45,000,000 shares; issued 27,325,840 and 27,154,569 shares; and outstanding 23,310,119 and 23,745,437 shares in 2019 and 2018, respectively	27	27
Additional paid-in capital	1,024,587	1,034,887
Accumulated other comprehensive loss	(1,073)	(1,073)
Retained earnings	440,121	931,647
Treasury stock, Class B common: 1,017,001 shares; and Class C common: 4,015,722 and 3,409,133 shares in 2019 and 2018, respectively	(425,303)	(352,913)
Total permanent equity	1,038,395	1,612,611
Total liabilities, temporary and permanent equity	$1,723,856	2,617,360

See accompanying notes to consolidated financial statements.

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)
Three months ended March 31, 2019 and 2018
(Dollars in thousands)

	2019	2018

Revenue:
Management and investment advisory service fees	$336,290	380,047
Transfer agency revenue	70,577	80,871
Distribution and service plan fees	89,535	105,430
Other	9,831	10,865
Total revenue	506,233	577,213
Operating expenses:
Compensation and benefits	178,617	171,909
Selling, general and administrative	136,882	143,452
Distribution and service plan expenses	85,473	99,241
Amortization of deferred sales commissions	3,868	5,165
Total operating expenses	404,840	419,767
Operating income	101,393	157,446
Other income (expense):
Net investment gains (losses)	19,075	(2,406)
Dividends and interest income	5,202	6,990
Interest expense	(872)	(617)
Income from continuing operations before income taxes	124,798	161,413
Income tax provision (benefit):
Current	7,623	36,128
Deferred	16,226	1,214
Total income tax provision from continuing operations	23,849	37,342
Income from continuing operations	100,949	124,071
Loss from discontinued operations	(45)	(90)
Net income	100,904	123,981
Net income (loss) attributable to noncontrolling interest	54	(1,065)
Net income attributable to OAC	$100,850	125,046

See accompanying notes to consolidated financial statements.

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders' Equity (Unaudited)
Three months ended March 31, 2019
(Dollars in thousands)

	Equity attributable to OAC shareholders											Redeemable noncontrolling interests in consolidated entities Temporary equity
	Common stock
	Class A shares outstanding	Amount	Class B shares outstanding	Amount	Class C shares outstanding	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Treasury stock	Total permanent equity
Balances, December 31, 2018	21,600	$22	13,014	$14	23,745	$27	1,034,887	(1,073)	931,647	(352,913)	1,612,611	114,509
Share-based payment arrangements, net	—	—	—	—	171	—	(10,300)	—	—	—	(10,300)	—
Dividends declared	—	—	—	—	—	—	—	—	(592,376)	—	(592,376)	—
Repurchase of treasury stock	—	—	—	—	(606)	—	—	—	—	(72,390)	(72,390)	—
Issuance of common stock from treasury	—	—	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest subscriptions	—	—	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest distributions	—	—	—	—	—	—	—	—	—	—	—	(114,463)
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	54
Net income attributable to OAC	—	—	—	—	—	—	—	—	100,850	—	100,850	—
Balances, March 31, 2019	21,600	$22	13,014	$14	23,310	$27	1,024,587	(1,073)	440,121	(425,303)	$1,038,395	$100

See accompanying notes to consolidated financial statements.

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders' Equity (Unaudited)
Three months ended March 31, 2018
(Dollars in thousands)

	Equity attributable to OAC shareholders											Redeemable noncontrolling interests in consolidated entities Temporary equity
	Common stock							Accumulated other comprehensive loss
	Class A shares outstanding	Amount	Class B shares outstanding	Amount	Class C shares outstanding	Amount	Additional paid-in capital		Retained earnings	Treasury stock	Total permanent equity
Balances, December 31, 2017	21,600	$22	13,014	$14	23,541	$27	1,004,234	(1,073)	814,220	(346,613)	1,470,831	68,233
Share-based payment arrangements, net	—	—	—	—	51	—	5,075	—	—	—	5,075	—
Dividends declared	—	—	—	—	—	—	—	—	443	—	443	—
Repurchase of treasury stock	—	—	—	—	(46)	—	—	—	—	(4,563)	(4,563)	—
Issuance of common stock from treasury	—	—	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest subscriptions	—	—	—	—	—	—	—	—	—	—	—	43,607
Noncontrolling interest distributions	—	—	—	—	—	—	—	—	—	—	—	(40,221)
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	(1,065)
Net income attributable to OAC	—	—	—	—	—	—	—	—	125,046	—	125,046	—
Balances, March 31, 2018	21,600	$22	13,014	$14	23,546	$27	1,009,309	(1,073)	939,709	(351,176)	$1,596,832	$70,554

See accompanying notes to consolidated financial statements.

Exhibit 99.2

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)
Three months ended March 31, 2019 and 2018
(Dollars in thousands)

	2019	2018

Continuing operations:
Cash flows provided by (used in) operating activities of continuing operations:
Income from continuing operations	$100,949	124,071
Adjustments to reconcile income from continuing operations to cash provided by (used in) operating activities
Unrealized gain on investments	(38,817)	(8,136)
Realized loss on investments	36,105	15,584
Depreciation and amortization	6,287	5,451
Share-based payment arrangements	9,622	9,186
Deferred income taxes	16,226	1,214
Amortization of deferred sales commissions	3,868	5,165
Changes in operating assets and liabilities before consolidated variable interest entities
Management and investment advisory service fees receivable	(1,592)	(1,037)
Distribution and service plan fees receivable	(991)	374
Other receivable	(541)	9,670
Investments	601,219	12,210
Investments for deferred compensation arrangements	(13,261)	9,956
Deferred sales commissions	(3,449)	(4,917)
Other assets	(3,496)	1,954
Distribution and service plan fee payable	(1,186)	(1,225)
Accounts payable and accrued expenses	(4,826)	(16,976)
Accrued compensation	(164,207)	(125,473)
Deferred compensation arrangements	4,349	(6,150)
Income taxes payable	(31,058)	17,881
Other liabilities	(9,011)	4,474
Changes in operating assets and liabilities of consolidated variable interest entities	(468)	(9,089)
Cash provided by operating activities of continuing operations	505,722	44,187
Cash flows used in investing activities of continuing operations:
Purchase of property and equipment	(2,283)	(2,594)
Cash used in investing activities of continuing operations	(2,283)	(2,594)
Cash flows provided by (used in) financing activities of continuing operations:
Increase (decrease) in noncontrolling interests	(13)	9,136
Payments related to tax withholding on share-based payment compensation	(18,732)	(2,593)
Repurchase of treasury stock	(72,390)	(4,563)
Dividends paid	(579,080)	(582)
Payment of contingent consideration	(6,956)	—
Cash provided by (used in) financing activities of continuing operations	(677,171)	1,398
Increase (decrease) in cash and cash equivalents of continuing operations	(173,732)	42,991
Cash and cash equivalents of continuing operations, beginning of year	608,205	414,778
Cash effect of investment deconsolidation of continuing operations	(2,704)	(6)
Cash and cash equivalents of continuing operations, end of year	$431,769	457,763
Discontinued operations:
Cash used in operating activities of discontinued operations	$(71)	(95)
Decrease in cash and cash equivalents of discontinued operations	(71)	(95)
Cash and cash equivalents of discontinued operations, beginning of year	218	1,200
Cash and cash equivalents of discontinued operations, end of year	$147	1,105
Supplemental cash flow information for continuing operations:
Taxes paid	38,173	18,535

See accompanying notes to consolidated financial statements.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

(1)	The Company and its Significant Accounting Policies
Oppenheimer Acquisition Corporation, a Delaware corporation, and subsidiaries (collectively, the Company or OAC) is engaged in the business of organizing, managing, and distributing registered investment companies (hereafter referred to as mutual funds), separate accounts, institutional accounts, and other investment products. OAC is a holding company that owns the outstanding stock of OppenheimerFunds, Inc. (OFI) and Tremont Group Holdings, LLC (Tremont). OAC is ultimately controlled by Massachusetts Mutual Life Insurance Company (Mass Mutual). At March 31, 2019 and 2018, Mass Mutual owned 99.7% and 98.96%, respectively, of the outstanding shares of OAC.
On October 17, 2018, Mass Mutual and Invesco Ltd. (Invesco) signed a definitive agreement whereby Invesco will acquire OAC. Under the terms of the agreement, Invesco acquired OAC with consideration to Mass Mutual and OAC employee shareholders consisting of $19.6 million in cash, 81.9 million shares of Invesco common equity and $4.0 billion in perpetual, non-cumulative preferred shares with a 21-year non-call period and a fixed rate of 5.9%. The 81.9 million shares are comprised of 75,716,615 common shares issued on the closing date and 6,142,693 Invesco restricted stock awards granted to OAC employee shareholders. The transaction closed May 24, 2019. In connection with the Invesco transaction, Mass Mutual granted retention bonuses of approximately $205,000 to key employees of the Company.  The retention bonuses are subject to the key employees remaining employed with the Company at closing of the transaction at which point a portion of the retention bonus is paid, and the remaining bonus is paid on either the 1st, 2nd or 3rd anniversary dates from the closing of the transaction.  Such liability has not been recorded by the Company as of March 31, 2019.
OFI and Tremont own all of the outstanding stock of the following subsidiaries (unless otherwise noted):

•	OFI owns:

–	OFI Global Asset Management, Inc.

–	OppenheimerFunds Distributor, Inc. (OFDI)

–	Shareholder Services, Inc.

–	OFI Private Investments, Inc.

–	OFI SteelPath, Inc.

–	Oppenheimer Real Asset Management, Inc.

–	OFI Advisors, LLC (previously VTL Associates, LLC) owns:

•	Index Management Solutions, LLC

–	OFI Global Institutional, Inc. owns:

•	HarborView Asset Management Corporation (HVAMC)

•	OFI Global Trust Company

•	Trinity Investment Management Corporation

•	OFI International Ltd.

•	SNW Asset Management Corporation owns:

◦	SNW Asset Management, LLC

•	Tremont owns:

–	Tremont Partners, LLC

–	Tremont GP, LLC

–	Tremont (Bermuda) Limited
As discussed in note 16, Discontinued Operations, Tremont ceased its operations as of December 31, 2009.

(a)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of OAC and its wholly owned subsidiaries. The Company is the majority shareholder in certain of the Company’s mutual funds and various other investment vehicles and, therefore, consolidates these investments.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities (VIEs), and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary of the VIE, then that entity is included in the consolidated financial statements. All significant intercompany transactions and balances have been eliminated in consolidation. The noncontrolling interest in these investment vehicles is classified within shareholders’ equity on the consolidated balance sheets. Earnings and losses related to the consolidated mutual funds and investment vehicles were recorded as net income or loss attributable to noncontrolling interests on the consolidated statements of income.

(b)	Cash and Cash Equivalents
For the purpose of presenting the consolidated statements of cash flows, cash on deposit and investments in money market mutual funds are considered cash and cash equivalents.

(c)	Limited Purpose Broker/Dealer
OFDI does not receive or transmit customer funds consistent with its exemption under Rule 15c3-3(k)(1) of the Securities Exchange Act of 1934 (SEA) whereby its securities activities are limited to serving as a distributor and/or underwriter for certain registered investment companies managed by OFI.

(d)	Investments
The Company holds investments consisting principally of debt securities, equity securities, and shares of certain of the Company’s mutual funds, Exchange Traded Funds (ETFs) and Undertakings for Collective Investments in Transferable Securities (UCITS) funds. Investments are recorded on trade date and carried at fair value with gains and losses from the sales of investments, as well as changes related to fair value, included in income. Realized gains and losses on securities sold are determined on the basis of identified cost. Fair value of mutual funds is based on the quoted net asset value of the funds, and fair value of ETFs, debt securities, and equity securities is based on quoted prices in active markets or other appropriate valuation methods. The Company accounts for its unconsolidated investments in limited liability company proprietary investment funds using the equity method of accounting.
Dividend income is recorded on the ex‑dividend date and interest income is recorded on an accrual basis. Discount and premium, which are included in dividends and interest income on the consolidated statement of income, are amortized or accreted daily.

(e)	Fair Value Measurements
The Company’s financial assets and liabilities include cash and cash equivalents, investments, accounts receivable, secured demand notes receivable, accounts payable, and notes payable. The carrying value of the Company’s cash and cash equivalents, and accounts receivable and payable approximate their fair values due to their short‑term nature. The carrying values of secured demand notes receivable and notes payable approximate their fair value due to the nature of their contractual agreements. The carrying value of the Company’s investments equals their fair value, which are based upon quoted prices in active markets or other appropriate valuation methods. If listed prices or quotes are not available, fair value is generally based upon market or income-based models that primarily use observable inputs, or other inputs, such as single broker quotes.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The framework for measuring fair value and the valuation hierarchy are based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels:
Level 1 - Unadjusted quoted prices in active markets for identical assets and liabilities (including securities actively traded on a securities exchange)
Level 2 - inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risk, etc.)
Level 3 - significant unobservable inputs (including the Company’s own judgments about assumptions that market participants would use in pricing the asset or liability)

(f)	Derivatives
The Company and its consolidated investment funds use futures, swaps, and other derivative instruments to mitigate market, interest rate, foreign currency, and credit risk on certain of its investments. Such contracts are recorded on trade date and carried at fair value, with unrealized and realized gains and losses included in operating results. Cash flows generated by these derivatives are classified as operating. All derivatives are required to be accounted for as assets or liabilities, at fair value. The Company did not elect to employ hedge accounting.

(g)	Property and Equipment
Property and equipment is recorded at cost and depreciated over their estimated useful lives using the straight‑line method. Leasehold improvements are amortized using the straight‑line method over the shorter of the lease term or estimated useful life of the asset.
Purchased software is recorded at cost. Internally developed software costs incurred in the preliminary project stage, as well as training and maintenance costs, are expensed as incurred. Direct and indirect costs associated with the application development stage of internally developed software are capitalized until such time that the software is substantially complete and ready for its intended use. Capitalized costs are amortized on a straight‑line basis over estimated useful lives from three to five years.
The following is a summary of property and equipment:

	Depreciation life (in whole years)
		March 31, 2019	December 31, 2018

Hardware and software	3-5	$141,872	139,589
Furniture, fixtures, and equipment	3-5	32,245	32,245
Leasehold improvements	5-15	71,957	71,957
Buildings	5-30	35,927	35,927
Land		2,572	2,572
		284,573	282,290
Less accumulated depreciation		(176,642)	(170,391)
Total		$107,931	111,899

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Depreciation expense was $6,251 and $5,415 for the three months ended March 31, 2019 and 2018, respectively, and has been included in selling, general and administrative expenses.

(h)	Goodwill and Intangible Assets
Goodwill and indefinite‑lived intangible assets are not amortized, but rather reviewed for impairment annually (or more frequently if impairment indicators arise). Separable intangible assets that are not deemed to have an indefinite life are amortized over their estimated useful lives, and are also subject to impairment review.

(i)	Deferred Sales Commissions
Sales commissions paid to broker/dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over the estimated period in which they will be recovered from distribution and service plan fees and/or contingent deferred sales charges, ranging over 12 months to 6 years, depending on share class. In 2012, the funds stopped offering Class B shares, which originally had a 6 year amortization period, for new purchases. As of December 31, 2018, the Class B shares were fully amortized.

(j)	Share‑Based Payment Arrangements
The Company offers various types of share‑based payment arrangements to its employees under plans approved by the compensation committee.
Compensation cost is based on grant date fair value for equity classified awards and intrinsic value for liability classified awards and is recorded as a charge to income over the term of the award, considering vesting provisions, net of forfeiture assumptions. The requisite service period for equity classified awards and phantom restricted unit awards is the vesting period. The requisite service period for restricted stock performance awards consists of the probable term to achieve the performance goal and the vesting period. For equity classified awards with graded vesting, all separately vesting tranches are treated as a single award, recognizing compensation cost on a straight‑line basis over the requisite service period for the entire award. For awards that cliff vest, compensation cost is recognized on a straight‑line basis over the requisite service period. Fair value is determined based on a formula. The Company recognizes excess tax benefits and tax deficiencies on share-based payment awards in the statement of income in the period the benefit is realized.
Awards are either equity or liability classified depending on the manner in which the awards are permitted to be settled and whether they have provisions that permit the employee to avoid bearing the risks and rewards normally associated with equity share ownership for a reasonable period of time from the date the requisite service is rendered and the shares are issued.
Certain of the Company’s awards contain nonsubstantive vesting conditions, whereby an employee’s unvested awards immediately vest at the time of achieving retirement eligible status. Compensation cost is recognized over the period from the grant date to the date that an employee becomes retirement eligible.
The Company has a policy of issuing new shares upon exercise of awards.
The maximum number of shares that may be subject to share‑based payment awards is 15 million.

(k)	Income Taxes
Income taxes due to governmental taxing authorities are based on the Company’s best estimate of its current and deferred tax assets/liabilities. Deferred income taxes are provided for temporary differences that exist between financial reporting and tax bases of assets and liabilities. The effective tax rate is different from the statutory tax rate due primarily to changes in valuation allowances and permanent differences

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

caused by items such as state taxes, tax exempt interest, reserves for uncertain tax positions, and share-based payments.
The Company is included in a consolidated U.S. federal income tax return with Mass Mutual and Mass Mutual’s eligible U.S. subsidiaries. The Company also files income tax returns in various states. The Company, Mass Mutual, and Mass Mutual’s eligible subsidiaries and certain affiliates (the Parties) have executed and are subject to a written tax allocation agreement (the Agreement). The Agreement sets forth the manner in which the total combined federal income tax is allocated among the Parties. The Agreement provides the Company with the enforceable right to recoup federal income taxes paid in prior years in the event of future net losses, which it may incur. Further, the Agreement provides the Company with the enforceable right to utilize its net losses carried forward as an offset to future net income subject to federal income taxes.

(l)	Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(m)	Advertising
Advertising expenses are expensed as incurred. Total advertising expenses for the three months ended March 31, 2019 and 2018 were $5,495 and $5,411, respectively.

(n)	Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 permits the use of either the retrospective or cumulative effect transition method. The FASB has issued several amendments to the standard, including principal versus agent guidance and identifying performance obligations.

The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective transition method applied to those contracts which were not completed as of that date. Prior period information has not been restated. The key impact of the standard relates to the Company’s presentation of distribution fees paid to third-party broker/dealers in the Company’s consolidated statements of income, which were previously presented net against revenue (contra-revenue) and are now presented as an expense on a gross basis. Revenue recognition related to management and investment advisory revenue, including performance fees, and transfer agency revenue, which represents a substantial portion of the Company’s revenue, remained unchanged. No cumulative effect adjustment to retained earnings was recorded as a result of the adoption of ASU 2014-09. The impact of ASU 2014-09 adoption on the Company’s statement of income for the three months ended March 31, 2018 was an increase of $99,241 in distribution and service plan fees revenue and an increase in distribution and service plan expenses of the same amount. See note 2, Revenue Recognition, for revenue recognition disclosures required by ASU 2014-09.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 amends guidance on the classification and measurement of financial instruments, including requiring an entity to measure substantially all equity securities (other than those accounted for under the equity method of accounting) at fair value through income. ASU 2016-01 also amends certain disclosure requirements associated with the fair value of financial instruments. The Company adopted ASU 2016-01 using a modified retrospective approach as of January 1, 2018. Prior to adoption of ASU 2016-01, the Company carried its investments, except those accounted for using the equity method of accounting, at fair value with gains and losses from the sales of investments, as well as changes related to fair value, included in income. As such, adoption of ASU 2016-01 did not have a material effect on the Company’s consolidated statement of income and balance sheet.
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 created Accounting Standards Codification (“ASC”) Topic 842, which supersedes the lease accounting guidance in ASC Topic 840. Topic 842 requires lessees to recognize right-of-use assets and lease liabilities arising from most operating leases on the lessee’s balance sheet. The new guidance also expands and adds to the lease disclosure requirements. ASU 2016-02 requires a modified retrospective transition method approach for adoption. The update provides optional practical expedients that permit entities to effectively account for leases commenced before the effective date in accordance with Topic 840. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which added an alternative transition method. The alternative transition method allows entities to initially apply the new leases guidance prospectively at adoption and not apply ASU 2016-02 in the comparative periods. The FASB has also issued other updates to Topic 842, providing additional guidance for land easements, measurement and reassessment of lease term and classification.

ASU 2016-02 is effective for public business entities on January 1, 2019. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments (“ASU 2017-13”). ASU 2017-13 permits certain public business entities a one year deferral on adoption of ASU 2016-02. The Company meets the requirements for this deferral and will adopt the ASU effective January 1, 2020. The Company will adopt the new guidance on a modified retrospective basis using the transition option permitted by ASU 2018-11, and the package of practical expedients available in ASU 2016-02. The Company anticipates a material increase to total assets and liabilities on our consolidated balance sheets on a prospective basis due to the addition of right-of-use assets and lease liabilities. The Company does not anticipate a material impact on the consolidated statements of income or cash flows.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the guidance for evaluating the impairment of financial instruments. The new guidance adds an impairment model that is based on expected losses rather than incurred losses. The new guidance is effective for the Company on January 1, 2020. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated statement of income or balance sheet.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"), which amended and clarified the existing guidance to reduce diversity in practice of the classification of certain cash receipts and payments in the statement of cash flows. In November 2016, the FASB issued ASU 2016-18, Restricted Cash (“ASU 2016-18”), which clarified the classification and presentation of restricted cash in the statement of cash flows. The Company adopted ASU 2016-15 and

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

ASU 2016-18 as of January 1, 2018 retrospectively to all periods presented. The adoption of ASU 2016-15 and ASU 2016-18 did not have a material effect on the Company’s consolidated statements of cash flows.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The new guidance eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. ASU 2017-04 is effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated statement of income or balance sheet.
In August 2018, the FASB issued ASU 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which adds, modifies and removes certain disclosure requirements for fair value measurements. The new guidance is effective for the Company on January 1, 2020. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software: Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract (“ASU 2018-15”). The new guidance aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for the Company on January 1, 2020. Early adoption is permitted. The amendments allow either a retrospective or prospective approach to all implementation costs incurred after adoption. The Company is currently evaluating the effect that ASU 2018-15 will have on its consolidated statement of income and balance sheet.

(2)	Revenue Recognition
Revenue earned during the periods presented under agreements with clients includes the following:

Three months ended March 31, 2019	Management and investment advisory service fees	Transfer agency revenue	Distribution and service plan fees	Other revenue	Total revenue
U.S. mutual funds	$306,715	$70,577	$89,535	$4,033	$470,860
Sub-advisory agreements	11,926	—	—	—	11,926
Other products	17,649	—	—	5,798	23,447
Total revenue	$336,290	$70,577	$89,535	$9,831	$506,233

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Three months ended March 31, 2018	Management and investment advisory service fees	Transfer agency revenue	Distribution and service plan fees	Other revenue	Total revenue
U.S. mutual funds	$346,668	$80,871	$105,430	$4,910	$537,879
Sub-advisory agreements	16,516	—	—	—	16,516
Other products	16,863	—	—	5,955	22,818
Total revenue	$380,047	$80,871	$105,430	$10,865	$577,213

Other revenue from U.S. mutual funds includes upfront sales commissions and expense reimbursement from investment funds. Other revenue from other products primarily relates to individual retirement account maintenance fees.
Revenue is recognized upon transfer of control of promised services to customers in an amount that reflects consideration to which the Company expects to be entitled in exchange for those services (the “transaction price”). The Company enters into contracts that can include multiple services, which are accounted for separately if they are determined to be distinct. Consideration for the Company’s services is generally in the form of variable consideration because the amount of fees is subject to market conditions that are outside of the Company’s influence. The Company includes variable consideration as part of its transaction price when it is no longer probable of significant reversal, i.e. when the associated uncertainty is resolved.
For some contracts with customers, the Company has discretion to involve a third party in providing services to the customer. Generally, the Company is deemed to be the principal in these arrangements because the Company controls the promised services before they are transferred to customers, and accordingly presents the revenue gross of the related costs.
Performance obligations for management and investment advisory services and transfer agency services are considered to be a series of distinct services that are substantially the same and are satisfied daily. Fees for these services are recognized over time as the services are performed. Such fees are primarily based on agreed-upon percentages of assets under management (AUM). These fees are affected by changes in AUM, including market appreciation or depreciation, foreign exchange translation and net inflows or outflows. Management and investment advisory service fees for investment funds are shown net of fees waived pursuant to contractual expense limitations of the funds or voluntary waivers. In addition, the Company may contract with third parties to provide sub-advisory or sub-transfer agent services on its behalf. The Company presents the investment advisory fees and transfer agency revenue and associated costs on a gross basis in the consolidated statements of income as it is deemed to be the principal in these arrangements.
The Company receives performance fees under certain of its management and investment advisory contracts. These performance fees are dependent upon exceeding specified relative or absolute investment return thresholds, which may vary by product or account, and include annual or longer measurement periods. Performance fees are recognized when it is determined that they are no longer probable of significant reversal, such as when the amount of AUM becomes known as of the end of a specified measurement period. A portion of the performance fees the Company recognizes in the current period may be related to the services performed in prior periods that meet the recognition criteria in the current period.
The Company serves as the primary underwriter and distributor to the mutual funds it manages and receives fees from the funds and the investors in the funds for the services of selling fund shares and providing distribution services to the funds. The Company recognizes the upfront sales commissions for front-end load funds on a trade

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

date basis when the services are performed and the amount the Company is entitled to is known. The upfront sales commissions are included in other revenue in the Company’s consolidated statements of income.
The Company accounts for fund distribution services and shareholder servicing as distinct performance obligations, because customers can benefit from each of the services on their own and because the services are separately identifiable (that is, the nature of the promised services is to transfer each service individually). Fund distribution service fees are satisfied at a point in time (trade date) but are paid over time. These fees are variable as they are dependent upon net asset values of the funds and investor activities in periods after the trade date. Due to this constraint, the Company recognizes fund distribution service fees when the net asset values of the funds are known. Consequently, distribution fees recognized in the current period primarily relate to performance obligations that were satisfied in prior periods. The shareholder services performance obligation is considered to be a series of distinct services that are substantially the same and are satisfied daily. Fees for these services are recognized over time as the services are performed. The Company contracts with third parties for various fund distribution services and shareholder servicing of certain funds to be performed on its behalf. These arrangements are generally priced as a portion of the fee paid to the Company by the fund or as an agreed-upon percentage of net asset value. The Company presents its distribution and shareholder servicing fees and distribution and shareholder servicing costs incurred on a gross basis in the consolidated statements of income as it is deemed to be the principal in such transactions.
The Company earns revenue for providing account maintenance services for individual retirement accounts (IRAs) sponsored by the Company. IRA maintenance revenue is earned based on annual fixed fee for each account. Account maintenance services performance obligation is considered to be a series of distinct services that are substantially the same and are satisfied daily. IRA maintenance fees are included in other revenue in the Company’s consolidated statements of income. The Company receives IRA maintenance fees annually in January, based on the accounts outstanding at the time of payment. Additionally, the Company receives maintenance fees for new IRAs opened during the year a calendar quarter after the account is opened. The Company recognizes IRA maintenance fee revenue over time as services are performed.
The Company incurs certain costs in connection with its performance obligation to provide management and investment advisory services for which it receives reimbursement from the investment funds. Such costs are included in selling, general, and administrative expenses in the Company’s consolidated statements of income. Presentation of the related reimbursement from the funds depends on the nature of the Company’s promise in arranging for the services to be provided and whether the Company controls the services provided by third parties before they are transferred to the funds. If the Company does not control the services, it is acting in the capacity of an agent and reimbursement for these costs is presented on a net basis, as a reduction of selling, general, and administrative expenses in the Company’s consolidated statements of income. If the Company controls the services before they are transferred to the funds, it is acting in the capacity of a principal and reimbursement for these costs is presented on a gross basis in other revenue in the Company’s consolidated statements of income.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

(3)	Goodwill and Intangible Assets
The Company’s goodwill is summarized below:

Balance as of January 1, 2018
Goodwill	$730,381
Accumulated impairment losses	(120,000)
Net goodwill balance as of January 1, 2018	610,381
Adjustment to acquired goodwill	87
Balance as of December 31, 2018
Goodwill	730,468
Accumulated impairment losses	(120,000)
Net goodwill balance as of December 31, 2018	610,468
Adjustment to acquired goodwill	—
Balance as of March 31, 2019
Goodwill	730,468
Accumulated impairment losses	(120,000)
Net goodwill balance as of March 31, 2019	$610,468

Non-amortizable intangible assets, consisting of management contracts, had a carrying amount of $92,188 at March 31, 2019 and December 31, 2018.
Amortizable intangible assets had a carrying amount of $449 and $485 at March 31, 2019 and December 31, 2018, respectively. At March 31, 2019, amortizable intangible assets consisted of $449 of SMA management contracts acquired as part of the SNW acquisition.
For the three months ended March 31, 2019 and 2018, the Company recognized $36 of amortization expense related to amortizable intangible assets. Future amortization expense related to SMA management contracts acquired as part of the SNW acquisition is expected to be $109 in 2019, $146 in 2020 and 2021, and $49 in 2022. The useful life of this intangible asset is 5 years.

(4)	Related Parties
The following is a summary of the significant balances, transactions, and relationships with affiliated companies and other related parties as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018:

(a)	Officers, Directors, and Shareholders of the Company
Several officers, directors, and shareholders of the Company are officers, directors, or trustees of the mutual funds managed and distributed by the Company.

(b)	Broker/Dealer Commissions
The Company reallows or advances sales commissions on purchases of shares of certain mutual funds to affiliates of Mass Mutual. Those reallowances or advances of commissions are at rates set forth in the respective fund prospectuses.

(c)	Revenue‑Sharing and Servicing Arrangements
The Company makes payments to affiliates of Mass Mutual for certain revenue‑sharing and servicing arrangements. For the three months ended March 31, 2019 and 2018, the Company expensed $3,319 and $4,580, respectively, related to these arrangements. The balance payable was $4,084 and $3,342 at March

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

31, 2019 and December 31, 2018, respectively. These amounts are included in selling, general, and administrative expenses and accounts payable and accrued expenses in the accompanying consolidated statement of income and balance sheet, respectively.

(d)	Distribution and Service Plan Fees
The Company makes payments to affiliates of Mass Mutual pursuant to Rule 12b‑1 Plans adopted by the respective funds. For the three months ended March 31, 2019 and 2018, the Company expensed $2,379 and $3,141, respectively, in distribution and service plan fees to Mass Mutual. The balance payable was $2,638 and $2,955 at March 31, 2019 and December 31, 2018, respectively. These amounts are included in distribution and service plan expense and distribution and service plan fees payable in the accompanying consolidated statement of income and balance sheet, respectively.

(e)	Management and Investment Advisory Services
Affiliates of Mass Mutual provide investment subadvisory services to the Company. The Company incurred expenses of $872 and $973 for these services for the three months ended March 31, 2019 and 2018, respectively. The balance payable was $309 and $295 at March 31, 2019 and December 31, 2018, respectively. These amounts are included in selling, general, and administrative expenses and accounts payable and accrued expenses in the accompanying consolidated statement of income and balance sheet, respectively. Furthermore, the Company provides Mass Mutual and its affiliates investment advisory services. The Company recorded revenue of $3,068 and $3,360 for the three months ended March 31, 2019 and 2018, respectively; and $1,253 and $1,214 was receivable at March 31, 2019 and December 31, 2018, respectively, related to these agreements. These amounts are included in management and investment advisory service fees and other revenue in the accompanying consolidated statement of income and in management and investment advisory services fees receivable and other accounts receivable in the accompanying consolidated balance sheet.

(f)	Dividend
The Board of Directors of the Company declared and paid a cash dividend to shareholders of Class A, B, and C shares of the Company in each of the months of February 2019, July 2018, and December 2018, in the amount of $9.89, $3.47, and $3.47 per share, respectively.

(g)	Treasury Stock
In March 2018 and September 2018, the Company reissued 27,237 and 22,189 shares of its Class C common stock, respectively, which was purchased by Mass Mutual for total consideration of $2,686 and $2,459, respectively.

(h)	Note Payable
On December 13, 2018, the Company entered into a loan agreement with MM Asset Management Holding, LLC, a wholly owned subsidiary of Mass Mutual, for $50,000. The note and accrued interest is payable at the earliest of the following dates: the acquisition by Invesco discussed in note 1, December 13, 2019, or a mutually agreed upon date between both parties. The note bears interest at a rate of 2.75%. The amount outstanding was $50,416 and $50,073 at March 31, 2019 and December 31, 2018, respectively. As discussed in note 17, Subsequent Events, the Company fully repaid the note and accrued interest on May 22, 2019.

(5)	Employee Benefit Plan
The Company has a 401(k) Retirement Savings Plan (Plan), a defined contribution plan, in which all Company employees are eligible to participate. Employees are eligible as of their employment commencement date for Company matching contributions. After one year of service, employees are eligible for discretionary contributions, subject to Plan and statutory limits. For the three months ended March 31, 2019 and 2018, the

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Company incurred expenses of $32,852 and $20,288, respectively, under provisions of the Plan, which are included in compensation and benefits expenses on the Company’s consolidated statement of income. As discussed in note 17, Subsequent Events, the Plan was terminated effective May 23, 2019.

(6)	Deferred Compensation Arrangements
Certain employees of the Company participate in a nonqualified deferred compensation plan, which allows these employees to elect to defer a portion of their compensation related to prior service. Employees are credited with earnings on the deferrals using returns indexed to investments managed by the Company. At March 31, 2019 and December 31, 2018, deferred compensation payable (including earnings and losses on amounts deferred) in the amount of $107,975 and $111,559, respectively, was recorded. The Company funds the arrangements by investing in mutual funds. The fair value of the investments was $107,903 and $111,450 as of March 31, 2019 and December 31, 2018, respectively, and is recorded as an asset of the Company.
The Company grants awards to certain employees that are indexed to certain mutual funds managed by the Company. During 2019 and 2018, the Company granted $15,126 and $15,326, respectively, in such awards. The awards cliff vest over a requisite service period of three years. Upon vesting, participants receive the value of the award adjusted for earnings or losses attributable to the mutual funds to which the award was indexed, subject to tax withholding. At March 31, 2019 and December 31, 2018, respectively, deferred compensation payable (including earnings and losses on mutual funds) was $35,783 and $27,850. The Company funds the arrangement by making investments equal to the amount of the awards in the mutual funds selected by the participants. The fair value of the investments was $58,808 and $42,000 as of March 31, 2019 and December 31, 2018, respectively.

(7)	Investments

(a)	Fair Value Investments
The Company’s investments consist principally of debt securities, equity securities, ETFs, and shares of certain of the Company’s mutual funds and are carried at fair value. Gains and losses from the sales of investments, as well as changes related to fair value, are included in income. The amount included in net investment gains and losses in the accompanying consolidated statements of income as a result of the change in unrealized value of investments was $53,313 of gains and $10,553 of losses for the three months ended March 31, 2019 and 2018, respectively. The fair value of investments was $52,671 and $458,303 at March 31, 2019 and December 31, 2018, respectively, and the unrealized gains and losses relating to investments still held at March 31, 2019 and December 31, 2018 were $36 of gains and $28,170 of losses, respectively.

(b)	Equity Method Investments
The Company accounts for its unconsolidated investments in limited liability company proprietary investment funds using the equity method of accounting. Total investments accounted for under the equity method were $1,414 and $1,088 at March 31, 2019 and December 31, 2018, respectively. Gains related to these investments were $297 and $3 for the three months ended March 31, 2019 and 2018, respectively.

(c)	Derivatives
The Company and its consolidated investment funds employ derivative strategies that utilize a variety of financial instruments such as forward foreign currency contracts, futures contracts, purchased or written put and call options, or swap contracts. These derivative strategies may be utilized to mitigate market, interest rate, foreign currency, and credit risk on certain of its seed capital investments in sponsored investments products, such as mutual funds, ETFs and partnerships. Alternatively, these derivative strategies may be utilized by the Company’s consolidated investment funds to increase, decrease, or change the level or types of exposure to market, interest rate, equity, volatility, foreign currency, and credit risk.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

All such derivative instruments are recorded at fair value, with unrealized and realized gains and losses included in operating results. The Company did not elect to employ hedge accounting.
Derivatives may have little or no initial cash investment relative to their market value exposure and, therefore, can produce significant gains or losses in excess of their cost. This use of embedded leverage allows an entity to increase its market value exposure and can substantially increase the volatility of investment portfolio performance.
The following table summarizes the carrying values, which approximate fair value, and notional amounts of the Company’s derivative financial instruments, including derivative financial instruments from the consolidated investment funds:

		Assets
		March 31, 2019		December 31, 2018
	Balance sheet location	Carrying Value	Notional amount	Carrying Value	Notional amount
Swaps	Investments	$—	—	15,711	452,809
Derivatives from consolidated funds:
Swaps	Investments	—	—	244	5,353
Options	Investments	—	—	3	4,032
Total
		$—	—	15,958	462,194

		Liabilities
		March 31, 2019		December 31, 2018
	Balance sheet location	Carrying Value	Notional amount	Carrying Value	Notional amount
Currency forwards	Other liabilities	$45	7,676	963	101,558
Derivatives from consolidated funds:
Swaps	Other liabilities	—	—	206	5,088
Currency forwards	Other liabilities	—	—	291	47,503
Options	Other liabilities	—	—	3	334
Total		$45	7,676	1,463	154,483

Notional amounts do not represent amounts exchanged by the parties and thus are not a measure of the Company’s exposure. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the instruments, which relate to interest rates, exchange rates, security prices, credit spreads, or changes in an underlying financial index. The Company’s net exposure to these derivatives is generally limited to the deviation of the sponsored products’ performance against their respective benchmarks, typically a financial index.
Realized losses associated with derivative instruments that are included in net investment gains and losses were $27,198 and $18,600 for the three months ended March 31, 2019 and 2018, respectively. The amount included in net investment gains and losses in the accompanying consolidated statements of income as a result of the change in unrealized value of derivatives was $14,793 of losses and $18,686 of gains for the three months ended March 31, 2019 and 2018, respectively.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

(8)	Fair Value of Financial Instruments
The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis:

	March 31, 2019
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Mutual funds	$52,282	—	—	52,282
Common stock	303	—	—	303
Other	86	—	—	86
Total investments	52,671	—	—	52,671

Investments for deferred compensation
Mutual funds	166,711	—	—	166,711
Total assets at fair value	$219,382	—	—	219,382

Liabilities:
Contingent consideration (1)	$—	—	16,154	16,154
Derivatives	—	45	—	45
Total liabilities at fair value	$—	45	16,154	16,199

(1) See Note 14 for additional information.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

	December 31, 2018
	Level 1	Level 2	Level 3	Valued at net asset value	Total
Assets:
Investments:
Mutual funds	$176,532	—	—	40,585	217,117
Common stock	7,047	569	—	—	7,616
Derivatives	—	15,711	—	—	15,711
Other	282	—	—	—	282
Consolidated investment funds:
Mutual funds	14,239	2,642	—	—	16,881
Common stock	169,416	26,835	—	—	196,251
Exchange traded funds	4,935	—	—	—	4,935
U.S. government bonds	—	3,361	—	—	3,361
Corporate bonds	—	10,227	—	—	10,227
Other	—	1,880	—	—	1,880
Total investments	372,451	61,225	—	40,585	474,261

Investments for deferred compensation
Mutual funds	153,450	—	—	—	153,450
Total assets at fair value	$525,901	61,225	—	40,585	627,711

Liabilities:
Contingent consideration (1)	$—	—	22,593	—	22,593
Derivatives	—	963	—	—	963
Consolidated investment funds:
Derivatives	—	500	—	—	500
Total liabilities at fair value	$—	1,463	22,593	—	24,056

(1) See Note 14 for additional information.

Securities are valued using quoted market prices, when available, as supplied primarily by portfolio pricing services and dealers. Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange and are classified as Level 1. Securities may be classified as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs. Internally priced securities using significant unobservable market data inputs are also classified as Level 3. Securities traded on foreign securities exchanges may be classified as Level 2 if an adjustment is made to the last sale price of the security to account for any market movements after the foreign market close. Shares of mutual funds are valued at the quoted net asset value of the funds and are classified as Level 1. Cash and cash equivalents of $405,525 and $551,004 as of March 31, 2019 and December 31, 2018, respectively, is invested in money market mutual funds, which are also classified as Level 1, and are excluded from the tables above.

The use of different assumptions or valuation methodologies may have a material impact on the estimated fair value amounts. For the periods presented, there were no significant changes to any of the Company’s valuation techniques.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

For the three months ended March 31, 2019 and year ended December 31, 2018 there were no transfers between Levels 1, 2, or 3. The policy of the Company is to recognize transfers in and transfers out as of the beginning of the reporting period.

(9)	Variable Interest Entities
A VIE is an entity where either equity investors lack certain essential characteristics of a controlling financial interest (including substantive voting rights, the obligation to absorb the entity’s losses, or the rights to receive the entity’s returns) or equity investors do not provide sufficient financial resources for the entity to support its activities.
In the normal course of business, the Company serves as investment advisor to various investment vehicles qualifying as VIEs and may invest in certain vehicles in the form of seed capital. The Company determines it is the primary beneficiary when: (a) the Company has the power to direct the activities of the VIE that most significantly impacts its economic performance, and (b) the Company holds a significant variable interest in the VIE in the form of seed capital. If both of these factors are present in the Company’s relationship with a VIE, then the entity is consolidated.
The Company serves as investment advisor to OppenheimerFunds UCITS funds and has invested seed capital in certain of these funds. The UCITS funds are considered VIEs and the Company consolidates the UCITS for which it is determined to be the primary beneficiary. The fair value of the investments in consolidated UCITS held by the Company was $0 and $224,516 at March 31, 2019 and December 31, 2018, respectively. UCITS for which the Company is not the primary beneficiary are immaterial and are accounted for as fair value investments.
In December 2018, the Company formed, and invested in, a new limited partnership (“LP”). As with other LPs, the vehicle is considered a VIE and the Company serves as investment advisor and general partner. Normally, the Company does not make a significant investment and does not hold a significant variable interest. Yet in this new LP, the Company made a significant investment in the form of seed capital, causing the Company to be the primary beneficiary. The fair value of the investment in the consolidated LP was $50,371 and $49,942 at March 31, 2019 and December 31, 2018, respectively. The Company accounts for unconsolidated LPs where it is not the primary beneficiary under the equity method, as discussed in note 1(d), Investments.
The following tables present the balances of assets and liabilities held by the consolidated VIEs measured at fair value on a recurring basis:

	March 31, 2019
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Common stock	$2,250	19,378	—	21,628
Foreign government bonds	—	4,270	—	4,270
Corporate bonds	—	20,569	—	20,569
Other	—	24	—	24
Total assets at fair value	$2,250	44,241	—	46,491

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Common stock	$101,936	77,813	—	179,749
Foreign government bonds	—	107,353	—	107,353
Corporate bonds	—	18,426	—	18,426
Other	—	750	—	750
Total assets at fair value	$101,936	204,342	—	306,278

Liabilities:
Other liabilities:
Currency forwards	$—	559	—	559
Total liabilities at fair value	$—	559	—	559

Securities are valued using quoted market prices, when available, as supplied primarily by portfolio pricing services and dealers. Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange and are classified as Level 1. Securities traded on foreign securities exchanges may be classified as Level 2 if an adjustment is made to the last sale price of the security to account for any market movements after the foreign market close. Securities may be classified as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs. Internally priced securities using significant unobservable market data inputs are also classified as Level 3. As of March 31, 2019 and December 31, 2018, the consolidated VIE’s did not hold any Level 3 investments. For the three months ended March 31, 2019 and year ended December 31, 2018, there were no transfers between Levels 1, 2, or 3. The policy of the Company is to recognize transfers in and transfers out as of the beginning of the reporting period.
The use of different assumptions or valuation methodologies may have a material impact on the estimated fair value amounts. There were no significant changes to the fair valuing techniques for the periods presented.
Gains and losses from the sales of investments, as well as changes related to fair value, are included in net investment gains and losses in the consolidated statements of income. The amounts included in net investment gains and losses for consolidated VIEs were $453 and $4,782 of gains for the three months ended March 31, 2019 and 2018, respectively.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

(10)	Income Taxes
The components of income taxes included in the accompanying consolidated statements of income are as follows:

	March 31, 2019	March 31, 2018

Income tax provision (benefit):
Current:
Federal	$6,320	32,399
State and other	1,303	3,729
Total current	7,623	36,128
Deferred:
Federal	14,675	1,114
State and other	1,551	100
Total deferred	16,226	1,214
Total income tax provision	$23,849	37,342

A reconciliation of the income taxes computed by applying the prevailing corporate U.S. federal tax rate to the provision reflected in the accompanying consolidated financial statements is as follows:

	March 31, 2019		March 31, 2018
	Amount	Percentage	Amount	Percentage
Provision for income taxes at U.S. federal rate	$26,196	21.0%	$34,120	21.0%
State and local taxes, net of federal effect	1,803	1.5	2,810	1.7
Permanent differences	(4,542)	(3.6)	(122)	(0.1)
Changes in liability for income tax uncertainties	474	0.4	445	0.3
Other, net	(82)	(0.2)	89	0.1
Total	$23,849	19.1%	$37,342	23.0%

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities were as follows:

	March 31, 2019	December 31, 2018

Deferred tax assets:
Deferred compensation arrangements	$29,978	30,967
Federal and State net operating losses	24,675	24,789
Share-based payment arrangements	23,567	25,389
Unrealized losses on investments	—	9,490
Accrued expenses	709	340
Other	4,071	4,414
Gross deferred tax assets	83,000	95,389
Less valuation allowance	(10,842)	(10,842)
Total deferred tax assets	72,158	84,547

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

	March 31, 2019	December 31, 2018

Deferred tax liabilities
Goodwill and intangible assets	49,375	48,596
Deferred sales commissions	1,464	1,558
Unrealized gains on investments	1,945	—
Fixed assets	10,205	10,349
Other	3,659	2,308
Gross deferred tax liabilities	66,648	62,811
Net deferred tax assets	$5,510	21,736

At March 31, 2019, the Company has net operating loss carryforwards for federal and state income tax purposes of $24,675 which are available to offset future federal and state taxable income through 2036.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income of the appropriate character during the periods in which those temporary differences become deductible. Management considers the amount of taxes paid in prior years, scheduled reversal of deferred tax assets/liabilities, projected future taxable income and tax planning strategies in this assessment. The Company has established valuation allowances when it is more likely than not that deferred tax assets will not be realized.
As of March 31, 2019 and December 31, 2018, the total valuation allowances of $10,842 and $10,842, respectively, are attributable to state net operating losses that management believes may not be realized prior to their expiration.
As of March 31, 2019 and December 31, 2018, excluding liabilities related to uncertain tax positions, $48,501 and $80,676, respectively, were payable to Mass Mutual for consolidated federal income taxes. As of March 31, 2019 and December 31, 2018, $4,360 and $5,362, respectively, were receivable from state and local jurisdictions for state and local income taxes.
Companies generally are required to disclose uncertain tax positions, in order to provide users of financial statements more information regarding potential liabilities. A reconciliation of the Company’s beginning and ending liability for uncertain tax positions is as follows:

Balance at December 31, 2017	$47,238
Gross decreases - prior period tax positions	(22,571)
Gross increases - current year tax positions	8,499
Balance at December 31, 2018	33,166
Gross decreases - prior period tax positions	(1,377)
Gross increases - current year tax positions	2,000
Balance at March 31, 2019	$33,789

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

The liability for uncertain tax positions balances as of March 31, 2019 and December 31, 2018 includes $26,919 and $26,455, respectively, of net uncertain tax positions that, if recognized, would impact the Company’s effective tax rate.
The Company recognizes accrued interest and penalties related to the liability for uncertain tax positions as a component of the provision for income taxes. As of March 31, 2019 and December 31, 2018, the Company’s liability for interest and penalties were $5,633 and $5,698, respectively, and $65 and $694 of interest and penalties income and expenses were recorded in earnings for the three months ended March 31, 2019 and 2018, respectively.
Tax returns filed in previous years are subject to audit by various federal, state, and international taxing authorities and as a result of such audits, additional tax assessments may be proposed. The following tax years remain open to income tax examination for each of the more significant jurisdictions where the Company is subject to income taxes: tax years 2014 and later remain open to U.S. federal income tax examination,  tax years 2015 and later remain open to income tax examination in New York State and New York City, tax years 2014 and later remain open to income tax examination in Colorado, and tax years 2014 and later remain open to income tax examination in various other state tax jurisdiction.
Based on current information available, the Company either does not anticipate the total amount of uncertain tax positions to significantly increase or decrease within the next 12 months, or if it will significantly change, the Company is unable to reasonably estimate what this change will be.

(11)	Shareholders’ Equity

(a)	Common Stock
The Class A Common Stock is entitled in the aggregate to 80% of the votes, and the Class B Common Stock is entitled in the aggregate to 20% of the votes with respect to all matters submitted to a vote by shareholders, except in cases where as a matter of law the Class A and Class B shareholders must vote separately as a class, in which event, the matter must be approved by holders of a majority of the shares of each such class. Class C Common Stock has no voting rights, except as required by law.
The shares of Class B and Class C Common Stock are subject to repurchase, and the share‑based payment arrangements with respect to the Class C Common Stock are subject to cancellation.
At March 31, 2019 and December 31, 2018, Mass Mutual owned 100% of the outstanding Class A Common Stock; 100% of the Class B Common Stock; and 99.3% and 97.4% of the Class C Common Stock, respectively.

(b)	Treasury Shares
Common stock reacquired or reissued from treasury is recorded at cost as a reduction or an increase in shareholders’ equity, respectively. The Company applies specific identification method for determining the cost of its treasury shares.

(c)	Share‑Based Payment Arrangements
The various types of share‑based payment arrangements currently outstanding are summarized below:
Equity Classified Awards
Stock settled stock appreciation rights (S‑SAR) are net‑share settled in an equivalent number of shares of OAC stock equal to the intrinsic value of the award on exercise date divided by the stock price on exercise date. Awards vest on a graded basis over four years, and have a maximum contractual term of four to six years. Certain awards cliff vest in three, five, or seven years, and have a maximum contractual term

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

of ten years. The fair value of awards is estimated on the date of grant using a Black‑Scholes option pricing model.
Expected volatility is based on the historical volatility of the Company’s formula stock price over the expected term of the award. Expected term was determined based on a simplified method for plain vanilla options as the Company believes that exercise behavior for S‑SARs may differ from historical exercise behavior of previously granted award types. The yield on grant date of a zero‑coupon U.S. Treasury instrument with a maturity date that approximates the expected term of the award is used to estimate the risk‑free rate of return. No dividend assumption is used, as the Company’s formula stock price is not adjusted upon payment of dividends.
The majority of nonvested share awards (NVS) cliff vest four years after the date of grant. Certain awards cliff vest in three, five, or seven years. Compensation cost is determined based on the grant date fair value. Holders of NVS are eligible to receive dividends declared after the grant date. The payment of dividends is deferred until vesting of the shares.
Liability Classified Awards
Phantom restricted units (PRU) are similar to NVS awards, except holders do not own actual shares nor are they eligible for dividends on those shares. The awards are settled in cash in an amount equal to the intrinsic value of the award. These awards cliff vest and expire three years after the date of grant.
Cash Awards
Long term cash awards (LTC) vest on a graded basis over four years, and have a maximum contractual term of four years. Similar to PRU awards, holders do not own actual shares nor are they eligible for dividends on those shares. The awards are settled in cash in an amount equal to the grant value of the award. On February 28, 2019, $74,629 LTC awards were granted to OAC employees. For the three months ended March 31, 2019, the Company recognized $2,013 in expense for these awards.
Summary for All Award Types
A summary of share‑based payment activity as of March 31, 2019, and changes during the three months then ended, is as follows:

Stock settled SAR	Number of share units	Weighted average exercise price	Weighted average remaining contractual term
	(Thousands)	(Whole $)	(Years)
Outstanding at January 1, 2019	2,494	$100
Granted	—	—
Exercised	(1,651)	98
Forfeited	(16)	107
Expired	—	—
Outstanding at March 31, 2019	827	109	4.3
Exercisable at March 31, 2019	167	$108	3.7

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Equity classified NVS	Number of shares	Weighted average grant date fair value
	(Thousands)	(Whole $)
Nonvested at January 1, 2019	1,431	$104
Granted	—	—
Vested	(40)	106
Forfeited	(18)	104
Nonvested at March 31, 2019	1,373	104

PRU	Number of share units	Weighted average remaining contractual term
	(Thousands)	(Years)
Outstanding at January 1, 2019	127	—
Granted	—	—
Exercised	—	—
Forfeited	(2)	—
Outstanding at March 31, 2019	125	1.3
Exercisable at March 31, 2019	—	—

A summary of share‑based payment details is as follows:

	Three months ended March 31,
	2019	2018
Weighted average grant date fair value of equity classified NVS granted during the year (whole $), per unit	$—	99
Intrinsic value of S-SARs exercised	35,381	2,645
Intrinsic value of PRUs settled via cash payment	—	440
Intrinsic value of NVS that vested	4,816	5,059

The amount of compensation charged to income for share‑based payment arrangements, excluding cash awards, was an expense of $9,622 and $9,186 for the three months ended March 31, 2019 and 2018, respectively. The related tax benefit was $2,135 and $2,048 for the three months ended March 31, 2019 and 2018, respectively.
The tax benefit realized from S‑SARs exercised and NVS vested was $8,918 and $1,700 for the three months ended March 31, 2019 and 2018. Effective January 2016, the Company recognizes excess tax benefits and tax deficiencies on share-based payment awards in the statement of income in accordance with ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. Tax benefit recognized within income tax expense was $4,949 and $196 for the three months ended March 31, 2019 and 2018 respectively. Prior to adoption of ASU 2016-09 this amount would have been recorded as an increase of additional paid-in capital.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

As of March 31, 2019, there was $60,658 of unrecognized compensation expense related to nonvested S-SAR, NVS, and PRU awards. The weighted average period over which this expense is expected to be recognized is 1.9 years.
As a result of Invesco’s acquisition of the Company, which closed on May 24, 2019, the Company’s share-based payment arrangements were terminated. Outstanding award holders received cash for the intrinsic value of S-SARs and PRUs, and Invesco’s NVS for the intrinsic value of NVS. The intrinsic value was determined based on the Invesco transaction price.

(12)	Secured Demand Notes
On October 30, 2017, OFDI entered into four new secured demand notes (SDNs) with MassMutual Holding, LLC, a wholly owned subsidiary of Mass Mutual, each in the amount of $25,000 and totaling $100,000. The SDNs have varying maturity dates from September 1, 2021 to September 1, 2027, and a .05% annual fee. At March 31, 2019, the collateral for the outstanding SDNs consisted of cash, U.S. Government and U.S. Government Agency securities with a fair value approximating $126,695. The Company has not exercised its right to sell or repledge the collateral payable by the Company.
The corresponding liability “Note payable under subordinated secured demand note collateral agreement” is subordinate to the claims of the general creditors. To the extent that the subordinated borrowings are required for the Company’s continued compliance with the minimum net capital requirements under Rule 15c3-1, they may not be repaid. The notes payable are available in computing net capital under the Securities and Exchange Commission (SEC) net capital rules. As discussed in note 17, Subsequent Events, the company repaid the SDNs on April 12, 2019.

(13)	Corporate Revolving Credit Facility
In March 2017, the Company entered into a $200,000 revolving credit facility with a syndicate of commercial banks. In 2018, the facility was extended to March 2019. The facility provides for borrowings denominated in U.S. dollars. Facility fees vary based on the Company’s leverage ratio. Borrowings under the facility bear interest at a market-based rate plus a margin determined by the Company’s leverage ratio. As of December 31, 2018, the Company had no borrowings outstanding under the facility. On January 31, 2019, the Company elected to terminate the facility effective on February 5, 2019.

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

(14)	Commitments, Contingencies and Guarantees
The Company rents office space and equipment under leases expiring during the next 9 years. At March 31, 2019, the aggregate minimum annual rentals under noncancelable operating leases by year are as follows:

	Mass Mutual	Other	Total

2019	$1,081	13,631	14,712
2020	1,447	17,263	18,710
2021	849	17,412	18,261
2022	—	17,369	17,369
2023	—	17,603	17,603
Thereafter	—	88,572	88,572
Total	3,377	171,850	175,227
Less sublease	1,037	1,106	2,143
Net	$2,340	170,744	173,084

Total lease expense, net of sublease income, for the three months ended March 31, 2019 and 2018 was $4,949 and $5,049, respectively.
On April 28, 2017, the Company acquired SNW Asset Management Corporation (SNW). The Company may become obligated to pay the sellers of SNW additional consideration contingent upon the attainment of certain performance objectives. The agreement between the Company and SNW sellers includes the potential for earn-out payments in years 3, 4, and 5 after the acquisition, beginning with year 2019. Each of the three earn-out payments will be capped at a maximum of $2,000, with the total of all three earn-out payments not to exceed $6,000 in any case. The Company has recognized the acquisition date fair value of the contingent consideration liability of $2,307 as of April 28, 2017, and the amount will be remeasured to fair value each reporting period until the contingency is resolved. Any increase or decrease in fair value will be recorded as expense or income on the Company’s consolidated statement of income. The Company estimates the fair value of the liability using the expected present value technique, which includes the use of unobservable (Level 3) inputs that are significant to the fair value measurement. Inputs include risk adjusted expected cash flows and appropriate discount rates. Based on remeasurement performed as of March 31, 2019 and December 31, 2018, no adjustment to the liability was needed. The contingent consideration related to the SNW acquisition included as part of other liabilities on the Company’s consolidated balance sheet at March 31, 2019 and December 31, 2018 was $2,819 and $2,748, respectively.
The Company recognized contingent consideration as part of the December 2, 2015 acquisition of VTL Associates, LLC (VTL). The Company would be obligated to pay the sellers of VTL additional consideration contingent upon the attainment of certain performance objectives. The sale and purchase agreement includes the potential for earn‑out payments at the end of years 3, 4, and 5, beginning with year 2018. The first earn-out payment will be capped at a maximum of $11,667. The second and third earn-out payments are capped at whatever earn-out amount has not been paid in either of the two preceding years, in addition to $11,667 each year, with the total of all three earn-out payments not to exceed $35,000 in any case. The Company estimates the fair value of the liability using the expected present value technique, which includes the use of unobservable (Level 3) inputs that are significant to the fair value measurement. Inputs include risk adjusted expected cash flows and appropriate discount rates. The liability will be re-measured to fair value at each reporting date until the contingency is resolved. Any increase or decrease in fair value will be recorded as expense or income on the

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

Company’s consolidated statement of income. Based on remeasurement performed as of March 31, 2019 and December 31, 2018, no adjustment to the liability was needed. The Company made the first earn-out payment of $6,956 in January 2019. The contingent consideration related to the VTL acquisition included as part of other liabilities on the Company’s consolidated balance sheet at March 31, 2019 and December 31, 2018 was $13,335 and $19,845, respectively.

(15)	Net Capital Requirements
As a broker/dealer registered with the SEC, OFDI is required to maintain minimum net capital, as defined in Rule 15c3‑1 of the Securities Exchange Act of 1934 (the Rule). OFDI computes its net capital using the alternative standard appearing in paragraph (a)(1)(ii) of the Rule. Under this method, minimum capital is $250. At March 31, 2019 and December 31, 2018, OFDI had net capital of $127,109 and $128,275, respectively, which exceeded requirements by $126,859 and $128,025, respectively.

(16)	Discontinued Operations
In December of 2008, certain funds managed by Tremont suffered significant declines in AUM as a result of the fraud perpetrated by Bernard L. Madoff and his investment firm. Subsequent to these events and as a result of further declines in AUM, Tremont decided to cease its operations on December 31, 2009. As of December 31, 2009 all significant direct cash flows related to the operations of Tremont had been eliminated.
OAC has reported the balance sheet amounts and the income statement results related to Tremont as assets and liabilities related to discontinued operations on the consolidated balance sheets and losses from discontinued operations, net of income taxes in the consolidated statements of income for all periods presented. The operating, investing, and financing activities within the consolidated statements of cash flows have been reported as discontinued operations for all periods presented.
The following table details selected financial information included in the loss from discontinued operations, net of income taxes in the consolidated statements of income:

	March 31, 2019	March 31, 2018

Expenses:
General and administrative expenses	$89	61
Total expenses	89	61
Loss before income taxes	(89)	(61)
Income tax expense (benefit)	(44)	29
Net loss	$(45)	(90)

The major classes of assets and liabilities related to discontinued operations in the consolidated balance sheets are as follows:

Exhibit 99.2
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Unaudited)
Quarter ended March 31, 2019
(Dollars in thousands)

	March 31, 2019	December 31, 2018

Assets:
Cash and cash equivalents	$147	218
Equity method investments	24	33
Deferred tax asset	33	33
Income tax receivable	363	—
Total assets	$567	284

Liabilities:
Accounts payable and accrued expenses	$303	301
Income tax payable	—	191
Other	1,093	1,084
Total liabilities	$1,396	1,576

(17)	Subsequent Events
On April 12, 2019, the Company repaid the SDNs discussed in note 12, Secured Demand Notes. The Company settled these demand notes with the delivery of securities, which were held as collateral for these notes and were subject to repurchase by the holder of the notes.
On May 22, 2019, the Company repaid the note discussed in note 1(h), Note Payable. The Company fully repaid the note and accrued interest of $50,000 and $611, respectively.
As discussed in note 5, Employee Benefit Plan, the Plan was terminated effective May 23, 2019. The Plan termination was a result of Invesco’s acquisition of the Company, which closed on May 24, 2019. Following the Plan Termination Date, participant accounts are eligible to be distributed out of the Plan or rolled over.
Subsequent to March 31, 2019, the Company sold $41,784 of its Investments. The Company also transferred $50,619 of its interest in the consolidated VIE to Mass Mutual. As a result of the transfer, the Company was no longer the primary beneficiary of the VIE.
The Company evaluated subsequent events through June 27, 2019, which is the date the consolidated financial statements were available to be issued. There were no other significant subsequent events that would require adjustments to or disclosures in the consolidated financial statements.